Exhibit 24(b)(8.107)

THIRD AMENDMENT TO FUNDS PARTICIPATION AGREEMENT

This third amendment dated as of July 28, 2016 by and between Voya Retirement Insurance and Annuity Company (formerly, ING Life Insurance and Annuity) (the “Company”), Goldman Sachs Trust (the “Fund”) and Goldman, Sachs & Co. (the “Distributor”), is made to the Participation Agreement dated October 1, 2000, as amended (the “Agreement”).  Terms defined in the Agreement are used herein as therein defined.

WHEREAS, the parties wish to add Goldman Sachs Trust II as a party to the Agreement and make certain series of Goldman Sachs Trust II available under the Agreement;

WHEREAS, the parties desire to amend said Agreement in the manner hereinafter set forth; and

NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1.       All references in the Agreement to the “Fund” shall be deemed to apply, as applicable, to Goldman Sachs Trust and Goldman Sachs Trust II.

2.      The following replaces Section 11(b) of the Agreement:

(b) Notices.  All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by facsimile, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following address, or at such other addresses as may be designated by notice from such party to all other parties.

To the Company:

Voya

One Orange Way, C1S

Windsor, CT 06095-4774

Attention:  Legal

To Distributor:

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

Attn: James McNamara

To the Fund:

Goldman Sachs Trust and Goldman Sachs Trust II

200 West Street

New York, NY 10282

Attn: Caroline Kraus

Any notice, demand or other communication given in a manner prescribed in this Subsection (b) shall be deemed to have been delivered on receipt.

3.      Schedule B to the Agreement is hereby deleted and replaced by Schedule B attached hereto.

4.      The terms and conditions of the Agreement remain in full force and effect except as amended above.

IN WITNESS WHEREOF, each of the parties has caused this amendment to be executed by their duly authorized officer.

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

By:  /s/ Lisa Gilarde

Name:  Lisa Gilarde

Title:  Vice President

Date: 7/28/16

GOLDMAN, SACHS & CO.

By:  James McNamara

Name:

Title:

Date:

GOLDMAN SACHS TRUST

By:  James McNamara

Name:

Title:

Date:

GOLDMAN SACHS TRUST II

By:  James McNamara

Name:

Title:

Date:

SCHEDULE B

AVAILABLE FUNDS

The Goldman Sachs Equity Funds (all equity series of Goldman Sachs Trust) (“Equity Funds”), The Goldman Sachs Target Date Funds (all target date portfolios of Goldman Sachs Trust II) (“Target Date Funds”), Goldman Sachs Fixed Income Funds (all fixed income series of Goldman Sachs Trust and the Income Strategies Portfolio) (“Fixed Income Funds”) and the Goldman Sachs Financial Square Government Money Market Fund (“Money Market Fund”).

APPLICABLE FEES

Fund and Share Class	Sub-Transfer Agent Fee	Service Fee[1]	Additional Fee2
Service Shares – Equity Funds	X.XX%	X.XX%3	X.XX%
Service Shares – Fixed Income Funds	X.XX%	X.SS3	X.XX%
Service Shares – Target Date Funds	X.XX%	X.XX3	X.XX%
A Shares – Equity Funds	X.XX%	X.XX%	X.XX%
A Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
A Shares – Target Date Funds	X.XX%	X.XX%	X.XX%
Institutional Shares – Equity Funds	X.XX%	X.XX%	X.XX%
Institutional Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
Institutional Shares – Target Date Funds	X.XX%	X.XX%	X.XX%
R Shares – Equity Funds	X.XX%	X.XX%	X.XX%
R Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
R Shares – Target Date Funds	X.XX%	X.XX%	X.XX%
IR Shares – Equity Funds	X.XX%	X.XX%	X.XX%
IR Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%

1 The Service Fee is paid out of Fund assets.

2 The Additional Fee is paid from the profits of Goldman Sachs Asset Management, L.P.

3 The fees consist of a x.xx% fee for personal and account maintenance services pursuant to a service plan and a x.xx% fee for shareholder administration services pursuant to a separate shareholder administration plan.  The service plan, but not the shareholder administration plan, is subject to the requirements of Rule 12b-1 under the Investment Company Act.

IR Shares – Target Date Funds	X.XX%	X.XX%	X.XX%
R6 Shares – Equity Funds	X.XX%	X.XX%	X.XX%
R6 Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
R6 Shares – Target Date Funds	X.XX%	X.XX%	X.XX%
A Shares – Gov’t Money Market Fund	X.XX%	X.XX%	X.XX%
Institutional Shares – Gov’t Money Market Fund	X.XX%	X.XX%	X.XX%
R6 Shares – Gov’t Money Market Fund	X.XX%	X.XX%	X.XX%

Schedule B (continued) The fees are as follows for Contracts invested in the Funds for which the Company provided administrative and record keeping services prior to July 29, 2009:

Fund and Share Class	Sub-Transfer Agent Fee	Service Fee4	Additional Fee5
Service Shares – Equity Funds	X.XX%	X.XX%	X.XX%
Service Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
A Shares – Equity Funds	X.XX%	X.XX%	X.XX%
A Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
Institutional Shares – Equity Funds	X.XX%	X.XX%	X.XX%
Institutional Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
Institutional Shares – Mid Cap Value Fund	X.XX%	X.XX%	X.XX%
Institutional Shares – Small Cap Value Fund; Growth Opportunities Fund; Large Cap Value Fund	X.XX%	X.XX%	X.XX%

4 The Service Fee is paid out of Fund assets.

5 The Additional Fee is paid from the profits of Goldman Sachs Asset Management, L.P.